Exhibit 13 under Form N-1A
                                          Exhibit 99 under Item 601/Reg. S-K

                     FEDERATED ADMINISTRATIVE SERVICES
                         Federated Investors Tower
                    Pittsburgh, Pennsylvania 15222-3779



                              May 16, 1991



BayFunds
Federated Investors Tower
Pittsburgh, PA 15222-3779

Gentlemen:

     Federated Administrative Services agrees to purchase 100,000 shares of BayFunds Money Market Portfolio (a portfolio of BayFunds) at the cost of $1.00 each. These shares are purchased for investment purposes and Federated Administrative Services has no present intention of redeeming these shares.


                              Very truly yours,



                              /s/ Byron F. Bowman
                              Byron F. Bowman
                              Vice President